SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 20, 2010
Date of report (Date of earliest event reported)

Adrenalina
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-52675	20-8837626
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Golden Isles Drive
Suite 204E
Hallandale, FL 33179
 (Address of Principal Executive Offices) (Zip Code)

(954) 454-9978
(Registrant's telephone number, including area code)

Copies to:
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

20855 NE 16th Avenue
Suite #C-16
North Miami Beach, FL 33179
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2010, Adrenalina, a Nevada corporation (the “Company”), filed a Certificate of Amendment with the Secretary of State of Nevada. The Company’s Articles of Incorporation shall be amended to effect a one-for-twenty reverse split of the Company’s common stock (the “Reverse Split”).  In addition, the total number of common stock authorized that may be issued by the Company shall be reduced in the same ratio as the Reverse Split, reducing the authorized common stock from 70,000,000 to 3,500,000.

As the Company’s authorized common stock is being reduced while correspondingly, and proportionately, decreasing the number of shares issued and outstanding, the Company was not required to obtain stockholder approval pursuant to Chapter 78 of the Nevada Revised Statues.  The Company’s sole director approved the Reverse Split and reduction of Company’s authorized common stock on September 20, 2010.

Although the amendment was effective with the State of Nevada on September 20, 2010, the reverse split will not be effected until the Company receives approval from the Financial Industry Regulatory Authority, Inc. (“FINRA”).  Upon approval by FINRA, each holder of common stock will receive 1 share of  the Company’s common stock for each 20 shares of the Company’s common stock they own. The Company will not issue fractional shares in connection with the foregoing stock split.  Fractional shares will be rounded up to the nearest whole share.

A copy of the Certificate of Amendment is attached to this current report as Exhibit 3.1

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Adrenalina’s Articles of Incorporation, filed with the State of Nevada on September 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Adrenalina (Registrant)

Date: September 24, 2010	By:	/s/ Ilia Lekach
Name: Ilia Lekach
Title: Chief Executive Officer